UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

JBS N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Stroombaan 16, 5th Floor

1181 VX, Amstelveen, Netherlands

(Address of Principal Executive Office)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common shares, par value €0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-273211

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A common shares, par value €0.01 per share (the “Class A common shares”), of JBS N.V., a public limited liability company (naamloze vennootschap) under Dutch law (the “Registrant”) set forth under the caption “Description of Share Capital” in the prospectus, dated April 22, 2025, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 23, 2025, pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”), which constitutes a part of the Registrant’s Registration Statement on Form F-4 (File No. 333-273211), originally filed with the Commission on July 12, 2023, (as supplemented or amended from time to time, the “Registration Statement”), is incorporated by reference herein. In addition, the description of the Class A common shares set forth in any prospectus supplement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JBS N.V.

By:	/s/ Guilherme Perboyre Cavalcanti
	Name:	Guilherme Perboyre Cavalcanti
	Title:	Chief Financial Officer

Date: June 3, 2025